UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2022 (February 14, 2022)

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 Chase Oaks Blvd., Suite 100, Plano, TX 75023

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

The information in this Item 2.02 of this Current Report on Form 8-K (the "Current Report"), including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 16, 2022, Ribbon Communications Inc. (the "Company") issued a press release reporting financial information for the quarter and year ended December 31, 2021, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On February 14, 2022, the Board of Directors of the Company approved a strategic restructuring program (the “2022 Restructuring Plan”) to streamline the Company's operations in order to support the Company's investment in critical growth areas. The 2022 Restructuring Plan is expected to include, among other things, charges related to a consolidation of facilities and a workforce reduction. Any potential position eliminations in countries outside the United States will be subject to local law and consultation requirements.

The Company currently expects to record approximately $20 million in pre-tax restructuring charges associated with the 2022 Restructuring Plan. Included in these pre-tax charges are approximately $6 million related to employee severance arrangements and approximately $14 million related to the facilities consolidation. The majority of these charges will result in future cash expenditures, and the plan is expected to be substantially completed in 2022.

Forward-Looking Statements

This Current Report contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act and of Section 21E of the Exchange Act. Investors are cautioned that statements in this Current Report, which are not strictly historical statements, including, without limitation, statements regarding the Company’s plans to improve operational efficiency, consolidate its facilities and the estimated costs, timing and charges associated with the 2022 Restructuring Plan, constitute forward-looking statements. The forward-looking statements in this report are not guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including the failure to achieve anticipated cost savings from the 2022 Restructuring Plan and other cost savings initiatives, additional unexpected costs and charges related to the 2022 Restructuring Plan, and disruptions to execution due to the 2022 Restructuring Plan, as well as other risks detailed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Readers are cautioned not to place undue reliance on any forward-looking statements, which only speak as of the date made.

In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Ribbon Communications Inc., dated February 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2022	Ribbon Communications Inc.

	By:	/s/ Patrick Macken
		Name:	Patrick W. Macken
		Title:	Executive Vice President, Chief Legal Officer and Secretary